UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]		Filed by a Party other than the Registrant [ ]
[ ]		Preliminary Proxy Statement
[ ]		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]		Definitive Proxy Statement
[X]		Definitive Additional Materials
[ ]		Soliciting Material under Section 240.14a-12
Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 2015

Dear Registered Representative:

Enclosed is a copy of the proxy statement for the 2015 annual meeting of Inland Real Estate Income Trust, Inc. (‘the Company”). The annual meeting is scheduled for Thursday, June 4, 2015 to be held at our Oak Brook corporate offices. Over the next few days, proxy statements will be mailed to stockholders of record as of March 31, 2015.

There are two issues to be voted upon by the stockholders which are the election of seven members of the Board of Directors and ratification of KPMG LLC as the Company’s independent auditor along with any other business that may be brought to the attention of the Board.

It is extremely important that stockholders return the proxy form prior to the June 4th meeting. We would appreciate your help in contacting your clients and reminding them to vote by mailing the completed proxy form in the postage-paid envelope.

If you have any questions, please contact Inland at 800.826.8228.

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

JoAnn M. McGuinness President

/mp Enclosure

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